UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2024

GALECTIN THERAPEUTICS INC
(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240
NORCROSS, GA 30071
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	GALT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On August 1, 2024, Galectin Therapeutics Inc. (the “Company”) announced the promotion of Dr. Khurram Jamil to Chief Medical Officer effective immediately.

Prior to becoming the Company’s Chief Medical Officer. Dr. Jamil had been the Company’s Vice President, Clinical Development since March 2024.  Prior to joining the Company, Dr. Jamil was employed at Mallinckrodt Pharmaceuticals from July 2015 to February 2024, where he was Vice President Hepatology and led the development teams that achieved approval of two compounds in the U.S. and Japan, conducted trials in liver cirrhosis and its complications, and designed and executed the largest trial in Hepatorenal Syndrome. Earlier in his career he held positions in medical affairs in Ikaria Inc and Organon Pharmaceuticals USA where he led successful launches of first-in-class therapies and developed strategies to assess disease burden, cost-effectiveness, and value proposition of approved drugs in new therapeutic areas. He holds 7 patents, has given over 95 poster and oral presentations and published over 40 manuscripts, including in the prestigious New England Journal of Medicine. Dr. Jamil is board certified in General Surgery.  He completed his residency in Seaton Hall University, NJ, and earned his M.B.B.S. from King Edward Medical University at Lahore, Pakistan.

There are no arrangements or understandings between Dr. Jamil and any other persons pursuant to which he was appointed as the Chief Medical Officer of the Company. There are no family relationships between Dr. Jamil and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Dr. Jamil pursuant to Item 404(a) of Regulation S‑K.

The Company will also enter into an employment agreement with Dr. Jamil. The employment agreement with Dr. Jamil will provide for, among other things, (i) an annual base salary of $500,000, (ii) a target annual bonus of opportunity of up to 30% of his base salary, (iii) a grant of restricted stock award for 10,000 shares of the Company’s common stock, par value $0.001 per share, and stock options with time-based vesting to purchase 100,000 shares of common stock.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment agreement, a copy of which is filed herewith as Exhibit 10.1.

Dr. Jamil succeeds Dr. Pol Boudes as Chief Medical Officer of the Company, who resigned on July 26, 2024.  Dr. Boudes’s last day of employment with the Company is August 1, 2024.

A copy of the press release announcing the Chief Medical Officer transition is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibit No.

10.1	Employment Agreement with Dr. Khurram Jamil

99.1	Press Release of the Company, dated August 1, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

Date: August 1, 2024	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer